EXHIBIT 99.1

FOR IMMEDIATE RELEASE

COASTALSOUTH BANCSHARES, INC. REPORTS EARNINGS FOR SECOND QUARTER 2026

ATLANTA, GA (July 20, 2026) – CoastalSouth Bancshares, Inc. (“CoastalSouth” or the “Company”) (NYSE: COSO), the holding company for Coastal States Bank (the “Bank” or "CSB"), today reported net income of $7.3 million, or $0.59 per diluted share, for the second quarter of 2026, compared to approximately $6.3 million, or $0.51 per diluted share, for the first quarter of 2026, and $6.0 million, or $0.57 per diluted share, for the second quarter of 2025. For the six months ended June 30, 2026, the Company reported net income of $13.7 million, or $1.10 per diluted share, compared with $11.0 million, or $1.04 per diluted share, for the same period in 2025.

Additionally, on July 20, 2026 the Board of Directors of CoastalSouth Bancshares, Inc. declared a per share quarterly dividend of $0.05. The dividend will be paid to shareholders of record as of the close of business on August 13, 2026, the record date. The dividend shall be paid on August 27, 2026.

Commenting on the Company’s second quarter performance, President and Chief Executive Officer Stephen R. Stone stated, "We saw outstanding loan production2 of $181.6 million during the second quarter, driving a $78.1 million increase in loans held for investment, or 19.3% annualized. The majority of production in the second quarter continued to come from the community bank with each region, including our new Charleston team, providing meaningful contributions. We are pleased to have achieved this growth while expanding our net interest margin and maintaining low net charge-offs. We continue to see opportunities to invest in new CSB team members across our footprint particularly as a result of recent M&A activity. We are pleased with our financial results and we look forward to building upon this performance in the second half of the year."

Second Quarter 2026 Performance Highlights:

•
Net income of $7.3 million or $0.59 per diluted share
•
Return on average assets ("ROAA") of 1.24%
•
Return on average equity ("ROAE") of 11.02%; Return on average tangible common equity1 ("ROATCE") of 11.23%
•
Net interest margin of 3.66%, an increase of 7 basis points from the first quarter of 2026
•
Total deposits decreased $9.5 million, principally driven by a decrease of $4.8 million in core deposits1 and a decrease in brokered certificates of deposit of $4.7 million
•
Loans held for investment ("LHFI") production2 of $181.6 million during the second quarter of 2026 led to LHFI growth of $78.1 million, up 19.3% annualized from the first quarter of 2026
•
Book value per share growth of $0.53, or 9.69% annualized, to $22.47 at June 30, 2026; Tangible book value1 per common share growth of $0.54, or 10.06% annualized, to $22.06 at June 30, 2026 from the first quarter of 2026
•
Total shareholders' equity to total assets of 11.14%, compared to 11.20% as of the first quarter of 2026; Tangible common equity1 to tangible assets1 of 10.96%, compared to 11.01% as of March 31, 2026
•
Net charge-offs to average loans held for investment of 0.01%
•
Nonperforming assets to total assets of 0.76%; adjusted nonperforming assets to total assets1 of 0.61%
•
Allowance for credit losses ("ACL") on LHFI to total LHFI of 1.16%; ACL on LHFI to nonperforming loans of 108.16%
•
Share repurchase program launched May 1, 2026; 48,491 shares repurchased during the second quarter of 2026 with weighted-average price per share of $25.48.

Operating Highlights

Net interest income totaled $20.7 million for the second quarter of 2026, an increase of $921 thousand, or 4.7%, from $19.7 million for the first quarter of 2026, and an increase of $2.6 million, or 14.3% from the second quarter of 2025. The Company’s net interest margin increased by 7 basis points to 3.66% for the second quarter of 2026, compared to 3.59% for the first quarter of 2026, and increased 20 basis points from the second quarter of 2025.

1 Considered non-GAAP financial measure - See "Non-GAAP Financial Measures" and reconciliation of GAAP to non-GAAP financial measures in tables 10A - 10E.

2 The Company defines production as original loan commitment amount, which includes both funded and unfunded balances at the time of origination. As of June 30, 2026, these loans had funded balances of $126.0 million and unfunded commitments of $53.9 million.

The yield on average interest-earning assets for the second quarter of 2026 increased to 5.94% from 5.92% for the first quarter of 2026. This increase was primarily related to an overall yield increase in average interest-earning assets, principally investment securities; offset by a decrease in yield in LHFI. Compared to the second quarter of 2025, yields on earning assets decreased 14 basis points to 5.94% from 6.08%. The decrease was primarily attributable to interest rate cuts during 2025, notwithstanding a $169.0 million growth in average total earning assets.

The Company’s total cost of funds was 2.50% for the second quarter of 2026, a decrease of 5 basis points compared to the first quarter of 2026, and 30 basis points compared to the second quarter of 2025. Deposit costs were 2.48% for the second quarter of 2026, compared to 2.54% for the first quarter of 2026, a decrease of 6 basis points, and 2.75% for the second quarter of 2025, a decrease of 27 basis points. The cost of interest-bearing deposits decreased 6 basis points during the second quarter of 2026 to 2.95%, compared with 3.01% in the first quarter of 2026, reflecting continued repricing of certificates of deposits during the second quarter of 2026.

Noninterest income totaled $2.2 million for the second quarter of 2026, an increase of $235 thousand, or 12.0%, from the first quarter of 2026, primarily attributable to gain on sale of other loans, coupled with a net increase in other categories within noninterest income. Noninterest expense totaled $13.4 million for the second quarter of 2026, an increase of $330 thousand, or 2.5%, from the first quarter of 2026. This increase was primarily due to higher salaries and employee benefits, coupled with a net increase in other noninterest expense categories, principally in other professional services, software and other technology expense, and other noninterest expense; offset by a decrease in regulatory assessment expense. The Company continues to focus on organic growth and expansion through banker recruiting across the franchise.

The Company’s effective tax rate for the second quarter of 2026 was 17.0%, compared to 23.6% for the first quarter of 2026, and 15.1% for the second quarter of 2025. The decrease in effective tax rate from the first quarter of 2026 was primarily due to a higher recognition of benefits from tax credits during the second quarter of 2026.

Balance Sheet Trends

Total assets were $2.42 billion at June 30, 2026, an increase of approximately $114.4 million, or 5.0%, from $2.31 billion at December 31, 2025. Loans held for sale ("LHFS") were $223.1 million at June 30, 2026, an increase of $52.2 million, or 30.5%, from $170.9 million at December 31, 2025. Gross LHFI were $1.71 billion at June 30, 2026, an increase of approximately $88.1 million, or 5.4%, from $1.62 billion at December 31, 2025.

Total deposits were $2.05 billion at June 30, 2026, an increase of $60.0 million, or 3.0%, from $1.99 billion at December 31, 2025. Noninterest-bearing deposits were $355.9 million at June 30, 2026, or 17.4% of total deposits, compared to $312.3 million, or 15.7% of total deposits, at December 31, 2025. Brokered certificates of deposit, a component of time deposits, were $253.9 million at June 30, 2026, as compared to $307.0 million at December 31, 2025, a decrease of $53.1 million, or 17.3%.

Credit Quality

During the second quarter of 2026, the Company recorded a provision for credit losses of $658 thousand, compared to $382 thousand and $752 thousand during the first quarter of 2026 and the second quarter of 2025, respectively. The provision expense recorded during the second quarter of 2026 was due to loan production and updated collateral values on individually reviewed loans, offset with other changes in loss rates. The Company's annualized net charge-offs to average LHFI ratio was 0.01% for the second quarter of 2026 as compared to 0.01% and 0.06% during the first quarter of 2026 and the second quarter of 2025, respectively.

Nonperforming assets totaled $18.3 million, or 0.76% of total assets, at June 30, 2026 compared to $18.3 million, or 0.79% of total assets at December 31, 2025. Adjusted nonperforming assets3, which excludes the guaranteed portions of nonaccrual loans, was $14.8 million, or 0.61% of total assets, at June 30, 2026 compared to $14.2 million, or 0.62% of total assets, at December 31, 2025.

About CoastalSouth Bancshares, Inc.

CoastalSouth Bancshares, Inc. is a bank holding company headquartered in Atlanta, Georgia. Through our wholly owned subsidiary, Coastal States Bank, a South Carolina state-chartered commercial bank, we offer a full range of banking products and services designed for businesses, real estate professionals, and consumers looking for a deep and meaningful relationship with their bank. To learn more about Coastal States Bank, visit www.coastalstatesbank.com.

Contacts

Stephen R. Stone	Anthony P. Valduga
President and Chief Executive Officer	Chief Financial Officer / Chief Operating Officer
678-396-4605

3 Considered non-GAAP financial measure - See "Non-GAAP Financial Measures" and reconciliation of GAAP to non-GAAP financial measures in tables 10A - 10E.

investorrelations@coastalstatesbank.com

Forward-Looking Statements

Statements in this press release regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this press release should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this press release and could cause us to make changes to our future plans.

Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; potential impacts of any adverse developments in the banking industry, including any impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; changes in the interest rate environment, including changes to the federal funds rate; changes in prices, values and sales volumes of residential and commercial real estate; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; interest rate fluctuations, which could have an adverse effect on the Company’s profitability; a breach in security of our information systems, including the occurrence of cyber-attack incidents or deficiencies in cyber security; risks related to potential acquisitions; government actions or inactions, including a prolonged shutdown of the federal government, tariffs, or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; the effects of war or other conflicts, domestic civil unrest and tyranny, and changes in the overall geopolitical landscape; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized.

Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the section titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s 2025 Annual Report on Form 10-K under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2026, and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov.

In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release or to make predictions based solely on historical financial performance.

Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this press release are qualified in their entirety by this cautionary statement.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Financial Highlights (unaudited)											Table 1A
	As of and for the Three Months Ended								As of and for the Six Months Ended
(dollars in thousands except	June 30,	March 31,		December 31,		September 30,		June 30,	June 30,		June 30,
per share amounts)	2026	2026		2025		2025		2025	2026		2025
Selected Operating Data:
Interest income	$33,558	$32,568		$33,006		$32,890		$31,793	$66,126		$61,817
Interest expense	12,893	12,824		13,143		13,700		13,715	25,717		26,980
Net interest income	20,665	19,744		19,863		19,190		18,078	40,409		34,837
Provision for credit losses	658	382		1,162		653		752	1,040		1,381
Noninterest income	2,202	1,967		2,295		2,100		1,795	4,169		3,676
Noninterest expense	13,374	13,044		12,262		11,856		12,092	26,418		23,511
Income tax expense	1,502	1,956		1,598		2,040		1,064	3,458		2,606
Net income	7,333	6,329		7,136		6,741		5,965	13,662		11,015
Share and Per Share Data:
Basic earnings per share	$0.61	$0.53		$0.60		$0.57		$0.58	$1.14		$1.07
Diluted earnings per share	$0.59	$0.51		$0.58		$0.54		$0.57	$1.10		$1.04
Dividends per share	$0.05	$0.05	$	n/a	$	n/a	$	n/a	$0.10	$	n/a
Book value per share	$22.47	$21.94		$21.66		$20.91		$20.37	$22.47		$20.37
Tangible book value per common share (1)	$22.06	$21.52		$21.25		$20.49		$19.88	$22.06		$19.88
Shares of common stock outstanding	12,003,040	11,985,414		11,980,412		11,978,921		10,278,921	12,003,040		10,278,921
Weighted average diluted shares outstanding	12,447,791	12,440,809		12,387,619		12,325,462		10,612,255	12,444,884		10,636,997
Selected Balance Sheet Data:
Total assets	$2,420,993	$2,348,547		$2,306,586		$2,255,389		$2,221,245	$2,420,993		$2,221,245
Securities available-for-sale, at fair value (2)	348,582	347,533		330,503		334,955		331,760	348,582		331,760
Gross loans held for investment	1,705,370	1,627,261		1,617,315		1,552,976		1,527,199	1,705,370		1,527,199
Loans held for sale	223,112	202,615		170,933		231,593		209,101	223,112		209,101
Allowance for credit losses	19,817	18,826		18,743		18,028		17,497	19,817		17,497
Goodwill and other intangible assets	6,246	6,243		6,262		6,186		6,190	6,246		6,190
Total deposits	2,047,671	2,057,144		1,987,684		1,949,672		1,968,301	2,047,671		1,968,301
Core deposits (1)	1,793,743	1,798,553		1,680,650		1,654,764		1,660,409	1,793,743		1,660,409
Other borrowings	75,000	-		30,000		25,000		14,753	75,000		14,753
Total Shareholders' equity	269,703	262,923		259,529		250,438		209,365	269,703		209,365

(1) Considered non-GAAP financial measure - See "Non-GAAP Financial Measures” and reconciliation of GAAP to non-GAAP financial measures in tables 10A - 10E.

(2) The Company did not have securities held to maturity in any of the periods presented.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Financial Highlights - continued (unaudited)							Table 1B
	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2026	2026	2025	2025	2025	2026	2025
Performance Ratios:
Pre-tax, pre-provision net revenue (PPNR) (1)	$9,493	$8,667	$9,896	$9,434	$7,781	$18,160	$15,002
Return on average assets (ROAA) (2)	1.24%	1.10%	1.24%	1.20%	1.09%	1.17%	1.03%
Return on average equity (2)	11.02	9.71	11.02	10.84	11.62	10.37	10.95
Return on average tangible common equity (ROATCE) (1)(2)	11.23	9.90	11.24	11.07	11.92	10.57	11.23
Dividend payout ratio	8.33	9.69	n/a	n/a	n/a	8.96	n/a
Net interest rate spread (2)	2.97	2.90	2.87	2.83	2.76	2.93	2.72
Net interest margin (2)	3.66	3.59	3.60	3.58	3.46	3.62	3.42
Efficiency ratio	58.49	60.08	55.34	55.69	60.85	59.26	61.05
Noninterest income to average total assets (2)	0.37	0.34	0.40	0.37	0.33	0.36	0.34
Noninterest expense to average total assets (2)	2.27	2.27	2.13	2.11	2.21	2.27	2.20
Average interest-earning assets to average interest-bearing liabilities	130.15	129.61	130.41	129.16	126.50	129.88	126.41
Average equity to average total assets	11.29	11.34	11.22	11.08	9.37	11.32	9.41
Asset Quality Data:
Net charge-offs to average LHFI (2)	0.01%	0.01%	0.00%	0.03%	0.06%	0.01%	0.03%
Net charge-offs to total average loans (2)	0.01	0.01	0.00	0.03	0.05	0.01	0.03
Total allowance for credit losses to total LHFI	1.16	1.16	1.16	1.16	1.15	1.16	1.15
Total allowance for credit losses to total loans	1.03	1.03	1.05	1.01	1.01	1.03	1.01
Total allowance for credit losses to nonperforming loans	108.16	103.54	102.39	127.03	118.99	108.16	118.99
Nonperforming loans to gross LHFI	1.07	1.12	1.13	0.91	0.96	1.07	0.96
Nonperforming assets to total assets	0.76	0.77	0.79	0.63	0.66	0.76	0.66
Adjusted nonperforming assets to total assets (1)	0.61	0.62	0.62	0.43	0.46	0.61	0.46
Balance Sheet and Capital Ratios:
Loan-to-deposit ratio	94.18%	88.95%	89.97%	91.53%	88.21%	94.18%	88.21%
Noninterest-bearing deposits to total deposits	17.38	15.12	15.71	16.08	15.92	17.38	15.92
Total shareholders' equity to total assets	11.14	11.20	11.25	11.10	9.43	11.14	9.43
Tangible common equity to tangible assets (1)	10.96	11.01	11.06	10.91	9.22	10.96	9.22
Tier 1 leverage ratio (3)	11.12	11.21	11.18	11.15	10.22	11.12	10.22
Common equity tier 1 ratio (3)	12.30	12.19	12.30	11.94	11.09	12.30	11.09
Tier 1 risk-based capital ratio (3)	12.30	12.19	12.30	11.94	11.09	12.30	11.09
Total risk-based capital ratio (3)	13.39	13.25	13.31	12.90	12.04	13.39	12.04
Other:
Number of branches	11	11	11	11	11	11	11
Number of full-time equivalent employees	201	201	196	194	188	201	183

(1) Considered non-GAAP financial measure - See "Non-GAAP Financial Measures” and reconciliation of GAAP to non-GAAP financial measures in tables 10A - 10E.

(2) Represents annualized data.

(3) Ratios are for Coastal States Bank only. Ratios for June 30, 2026 are preliminary.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Quarter End Balance Sheets (unaudited)					Table 2
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2026	2026	2025	2025	2025
Assets
Cash and due from banks	$24,262	$22,546	$41,538	$20,088	$23,245
Federal funds sold	9,960	40,011	38,229	6,191	20,045
Investment securities (1)	359,635	355,014	339,262	342,990	338,601
Loans held for sale (LHFS)	223,112	202,615	170,933	231,593	209,101
Loans held for investment (LHFI)	1,705,370	1,627,261	1,617,315	1,552,976	1,527,199
Allowance for credit losses on LHFI	(19,817)	(18,826)	(18,743)	(18,028)	(17,497)
Loans held for investment, net	1,685,553	1,608,435	1,598,572	1,534,948	1,509,702
Bank-owned life insurance	49,218	48,752	48,296	47,833	47,373
Premises, furniture and equipment, net	18,611	18,810	18,122	18,186	18,166
Deferred tax asset	15,740	16,910	16,370	16,262	17,211
Goodwill & intangible assets (2)	6,246	6,243	6,262	6,186	6,190
Other assets	28,656	29,211	29,002	31,112	31,611
Total assets	$2,420,993	$2,348,547	$2,306,586	$2,255,389	$2,221,245

Liabilities and shareholders' equity
Liabilities
Deposits
Noninterest-bearing transaction accounts	$355,941	$311,054	$312,251	$313,604	$313,386
Interest-bearing transaction accounts	194,896	235,422	214,620	198,753	209,816
Savings and money market	772,809	775,962	673,609	634,826	628,729
Time deposits	724,025	734,706	787,204	802,489	816,370
Total deposits	2,047,671	2,057,144	1,987,684	1,949,672	1,968,301
Federal Home Loan Bank of Atlanta advances	75,000	-	30,000	25,000	-
Subordinated debt, net	-	-	-	-	14,753
Other liabilities	28,619	28,480	29,373	30,279	28,826
Total liabilities	2,151,290	2,085,624	2,047,057	2,004,951	2,011,880

Shareholders' equity
Voting common stock	12,003	11,853	10,868	10,449	8,107
Nonvoting common stock	-	132	1,112	1,530	2,172
Capital surplus	188,851	190,160	189,882	189,654	159,267
Accumulated income	79,324	72,602	66,886	59,750	53,009
Accumulated other comprehensive loss	(10,475)	(11,824)	(9,219)	(10,945)	(13,190)
Total shareholders' equity	269,703	262,923	259,529	250,438	209,365

Total liabilities and shareholders' equity	$2,420,993	$2,348,547	$2,306,586	$2,255,389	$2,221,245

(1) No ACL on investment securities was recognized for the periods presented; includes securities available-for-sale and non-marketable equity securities.

(2) Includes commercial mortgage servicing rights of approximately $1.3 million, $1.3 million, $1.3 million, $1.2 million, and $1.1 million at June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025 and June 30, 2025, respectively.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Statements of Operations (unaudited)							Table 3
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2026	2026	2025	2025	2025	2026	2025
Interest income
Interest on cash and due from banks	$121	$125	$109	$129	$111	$246	$246
Interest on federal funds sold	409	792	624	616	698	1,201	1,661
Interest and dividends on investment securities	3,892	3,611	3,734	4,125	3,875	7,503	7,675
Interest and fees on LHFS	3,162	2,915	3,771	3,422	3,296	6,077	6,115
Interest and fees on LHFI	25,974	25,125	24,768	24,598	23,813	51,099	46,120
Total interest income	33,558	32,568	33,006	32,890	31,793	66,126	61,817

Interest expense
Deposits	12,545	12,592	12,925	13,274	13,251	25,137	26,081
Other borrowings	348	232	218	426	464	580	899
Total interest expense	12,893	12,824	13,143	13,700	13,715	25,717	26,980

Net interest income	20,665	19,744	19,863	19,190	18,078	40,409	34,837

Provision for credit losses	658	382	1,162	653	752	1,040	1,381
Net interest income after provision for credit losses	20,007	19,362	18,701	18,537	17,326	39,369	33,456

Noninterest income
Mortgage banking related income	403	394	330	299	326	797	547
Interchange and card fee income	256	273	230	238	257	529	523
Service charges on deposit accounts	236	232	256	208	215	468	426
Bank-owned life insurance	466	456	462	461	449	922	889
Gain on sale of government guaranteed loans	307	337	682	613	265	644	265
Other noninterest income	534	275	335	281	283	809	1,026
Total noninterest income	2,202	1,967	2,295	2,100	1,795	4,169	3,676

Noninterest expense
Salaries and employee benefits	8,314	8,046	7,644	6,985	6,997	16,360	13,691
Occupancy and equipment	875	886	864	850	814	1,761	1,602
Data processing	682	655	640	647	653	1,337	1,277
Other professional services	632	595	391	571	973	1,227	1,666
Software and other technology expense	861	826	808	788	719	1,687	1,422
Regulatory assessment	308	371	369	419	344	679	705
Other noninterest expense	1,702	1,665	1,546	1,596	1,592	3,367	3,148
Total noninterest expense	13,374	13,044	12,262	11,856	12,092	26,418	23,511

Net income before taxes	8,835	8,285	8,734	8,781	7,029	17,120	13,621
Income tax expense	1,502	1,956	1,598	2,040	1,064	3,458	2,606

Net income	$7,333	$6,329	$7,136	$6,741	$5,965	$13,662	$11,015

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

QTD Average Balances and Yields/Rates (unaudited)								Table 4
	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average		Yield/	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Earning assets:
Cash and due from banks	$23,889	$121	2.03%	$24,822	$125	2.04%	$20,762	$111	2.14%
Federal funds sold	44,172	409	3.71%	85,959	792	3.74%	62,656	698	4.47%
Investment securities	358,658	3,892	4.35%	343,772	3,611	4.26%	338,635	3,875	4.59%
Loans held for sale	170,135	3,162	7.45%	158,597	2,915	7.45%	167,617	3,296	7.89%
Loans held for investment	1,668,045	25,974	6.25%	1,618,301	25,125	6.30%	1,506,211	23,813	6.34%
Total earning assets	2,264,899	33,558	5.94%	2,231,451	32,568	5.92%	2,095,881	31,793	6.08%
Noninterest-earning assets:
Allowance for credit losses on LHFI	(18,834)			(18,746)			(17,110)
Bank-owned life insurance	48,944			48,487			47,119
Premises, furniture and equipment, net	18,760			18,458			18,034
Deferred tax asset	16,702			16,173			17,182
Goodwill & intangible assets	6,229			6,270			6,168
Other assets	27,734			27,365			29,442
Total noninterest-earning assets	99,535			98,007			100,835
Total assets	$2,364,434			$2,329,458			$2,196,716

Interest-bearing liabilities:
Interest-bearing deposits	$1,704,027	$12,545	2.95%	$1,697,024	$12,592	3.01%	$1,626,415	$13,251	3.27%
Federal funds purchased	-	-	0.00%	-	-	0.00%	38	1	10.56%
Federal Home Loan Bank of Atlanta advances	36,209	348	3.85%	24,667	232	3.81%	10,000	116	4.65%
Revolving commercial line of credit, net	-	-	0.00%	-	-	0.00%	5,667	112	7.93%
Subordinated debt, net	-	-	0.00%	-	-	0.00%	14,747	235	6.39%
Total interest-bearing liabilities	1,740,236	12,893	2.97%	1,721,691	12,824	3.02%	1,656,867	13,715	3.32%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	328,644			315,023			306,330
Other liabilities	28,580			28,512			27,682
Total noninterest-bearing liabilities	357,224			343,535			334,012
Shareholders' equity	266,974			264,232			205,837
Total liabilities and shareholders' equity	$2,364,434			$2,329,458			$2,196,716
Net interest income		$20,665			$19,744			$18,078
Net interest spread			2.97%			2.90%			2.76%
Net interest margin			3.66%			3.59%			3.46%

Cost of total deposits (1)			2.48%			2.54%			2.75%
Cost of total funding (1)			2.50%			2.55%			2.80%

(1) Includes noninterest-bearing deposits.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

YTD Average Balances and Yields/Rates (unaudited)						Table 5
	Six Months Ended
	June 30, 2026			June 30, 2025
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Earning assets:
Cash and due from banks	$24,353	$246	2.04%	$21,738	$246	2.28%
Federal funds sold	64,950	1,201	3.73%	75,496	1,661	4.44%
Investment securities	351,256	7,503	4.31%	336,954	7,675	4.59%
Loans held for sale	164,398	6,077	7.45%	152,318	6,115	8.10%
Loans held for investment	1,643,310	51,099	6.27%	1,467,523	46,120	6.34%
Total earning assets	2,248,267	66,126	5.93%	2,054,029	61,817	6.07%
Noninterest-earning assets:
Allowance for credit losses on LHFI	(18,790)			(17,113)
Bank-owned life insurance	48,717			46,897
Premises, furniture and equipment, net	18,610			17,943
Deferred tax asset	16,439			17,491
Goodwill & intangible assets	6,250			6,248
Other assets	27,501			29,582
Total noninterest-earning assets	98,727			101,048
Total assets	$2,346,994			$2,155,077

Interest-bearing liabilities:
Interest-bearing deposits	$1,700,545	$25,137	2.98%	$1,596,799	$26,081	3.29%
Federal funds purchased	-	-	0.00%	19	1	10.61%
Federal Home Loan Bank of Atlanta advances	30,470	580	3.84%	5,607	128	4.60%
Revolving commercial line of credit, net	-	-	0.00%	7,754	300	7.80%
Subordinated debt, net	-	-	0.00%	14,741	470	6.43%
Total interest-bearing liabilities	1,731,015	25,717	3.00%	1,624,920	26,980	3.35%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	321,871			299,895
Other liabilities	28,497			27,445
Total noninterest-bearing liabilities	350,368			327,340
Shareholders' equity	265,611			202,817
Total liabilities and shareholders' equity	$2,346,994			$2,155,077

Net interest income		$40,409			$34,837
Net interest spread			2.93%			2.72%
Net interest margin			3.62%			3.42%

Cost of total deposits (1)			2.51%			2.77%
Cost of total funding (1)			2.53%			2.83%

(1) Includes noninterest-bearing deposits.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Loan Data (unaudited)									Table 6
	As of the Quarter Ended
	June 30, 2026		March 31, 2026		December 31, 2025		September 30, 2025		June 30, 2025
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Loans held for investment ("LHFI"):
Commercial Loans
Acquisition, development and construction	$144,436	8.5%	$130,398	8.0%	$119,352	7.4%	$106,787	6.9%	$100,528	6.6%
Income producing CRE	416,965	24.5	376,260	23.1	378,179	23.4	371,670	23.9	372,142	24.4
Owner-occupied CRE	127,285	7.5	107,344	6.6	92,787	5.7	96,287	6.2	91,147	6.0
Senior housing	248,282	14.5	254,445	15.6	259,529	16.0	223,719	14.4	236,474	15.5
Commercial and industrial	139,313	8.1	138,964	8.6	145,380	9.0	135,039	8.7	131,716	8.6
Retail Loans
Marine vessels	313,230	18.4	307,746	18.9	312,096	19.3	318,246	20.5	301,327	19.7
Residential mortgages	202,768	11.9	202,503	12.5	199,991	12.4	190,220	12.3	185,527	12.1
Cash value life insurance LOC	89,305	5.2	86,610	5.3	87,172	5.4	90,115	5.8	87,135	5.7
Other consumer	23,786	1.4	22,991	1.4	22,829	1.4	20,893	1.4	21,203	1.4
Gross loans held for investment	$1,705,370	100.0%	$1,627,261	100.0%	$1,617,315	100.0%	$1,552,976	100.0%	$1,527,199	100.0%
Core LHFI	1,657,581		1,573,972		1,561,791		1,492,992		1,464,200
Acquired LHFI (1)	47,789		53,289		55,524		59,984		62,999
Gross loans held for investment	$1,705,370		$1,627,261		$1,617,315		$1,552,976		$1,527,199
Allowance for credit losses on LHFI	19,817		18,826		18,743		18,028		17,497
Net loans held for investment	$1,685,553		$1,608,435		$1,598,572		$1,534,948		$1,509,702
Total loans held-for-sale	223,112		202,615		170,933		231,593		209,101
Total loans	$1,928,482		$1,829,876		$1,788,248		$1,784,569		$1,736,300

(1) Includes loans acquired through business combinations.

Nonperforming Assets (unaudited)					Table 7
	As of the Quarter Ended
(dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Nonaccrual loans	$18,322	$18,183	$18,306	$14,171	$14,611
Past due loans 90 days and still accruing	-	-	-	21	93
Total nonperforming loans	$18,322	$18,183	$18,306	$14,192	$14,704
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$18,322	$18,183	$18,306	$14,192	$14,704
Nonperforming loans to gross LHFI	1.07%	1.12%	1.13%	0.91%	0.96%
Nonaccrual loans to total assets	0.76%	0.77%	0.79%	0.63%	0.66%
Nonperforming assets to total assets	0.76%	0.77%	0.79%	0.63%	0.66%

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Allowance for Credit Losses (unaudited)							Table 8
	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2026	2026	2025	2025	2025	2026	2025
Allowance for credit losses on LHFI
Balance, beginning of period	$18,826	$18,743	$18,028	$17,497	$17,104	$18,743	$17,118
Net charge-offs/(recoveries):
Commercial Loans
Acquisition, development and construction	-	-	-	-	-	-	-
Income producing CRE	-	-	-	-	-	-	-
Owner-occupied CRE	-	-	-	-	-	-	-
Senior housing	-	-	-	-	-	-	-
Commercial and industrial	4	(6)	(4)	(29)	19	(2)	20
Retail Loans
Marine vessels	27	-	-	162	-	27	-
Residential mortgages	(2)	-	(29)	(2)	(2)	(2)	(5)
Cash value life insurance LOC	-	-	-	-	-	-	-
Other consumer	(4)	47	20	(6)	191	43	208
Total net charge-offs/(recoveries)	$25	$41	$(13)	$125	$208	$66	$223
Provision for loan credit losses	1,016	124	702	656	601	1,140	602
Balance, ending of period	$19,817	$18,826	$18,743	$18,028	$17,497	$19,817	$17,497
Allowance for credit losses for unfunded commitments
Period beginning balance	$4,214	$3,956	$3,496	$3,499	$3,348	$3,956	$2,720
Provision (recovery) for credit losses	(358)	258	460	(3)	151	(100)	779
Period ending balance	$3,856	$4,214	$3,956	$3,496	$3,499	$3,856	$3,499
Balance, end of period - Allowance for credit losses: LHFI and unfunded commitments	$23,673	$23,040	$22,699	$21,524	$20,996	$23,673	$20,996
Total loans held for investment	$1,705,370	$1,627,261	$1,617,315	$1,552,976	$1,527,199	$1,705,370	$1,527,199
Credit Analysis
Net charge-offs to average LHFI	0.01%	0.01%	0.00%	0.03%	0.06%	0.01%	0.03%
Total allowance for credit losses on LHFI to total LHFI	1.16%	1.16%	1.16%	1.16%	1.15%	1.16%	1.15%
Total allowance for credit losses on LHFI to nonaccrual loans	108.16%	103.54%	102.39%	127.22%	119.75%	108.16%	119.75%
Total allowance for credit losses on LHFI to total nonperforming loans	108.16%	103.54%	102.39%	127.03%	118.99%	108.16%	118.99%

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Loan Risk Ratings (1) (2) (unaudited)					Table 9
	As of the Quarter Ended
(dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Acquisition, development and construction (1)
Pass	$144,436	$130,398	$119,352	$106,787	$100,528
Special mention	-	-	-	-	-
Substandard	-	-	-	-	-
Total acquisition, development and construction	$144,436	$130,398	$119,352	$106,787	$100,528
Income producing CRE (1)
Pass	$416,501	$375,791	$377,711	$370,788	$371,255
Special mention	-	-	-	-	-
Substandard	464	469	468	882	887
Total income producing CRE	$416,965	$376,260	$378,179	$371,670	$372,142
Owner-occupied CRE (1)
Pass	$116,429	$97,706	$82,959	$86,533	$81,244
Special mention	2,485	2,509	2,739	3,579	3,612
Substandard	8,371	7,129	7,089	6,175	6,291
Total owner-occupied CRE	$127,285	$107,344	$92,787	$96,287	$91,147
Senior housing (1)
Pass	$233,501	$239,788	$236,816	$205,330	$217,971
Special mention	-	3,940	11,934	12,006	12,078
Substandard	14,781	10,717	10,779	6,383	6,425
Total senior housing	$248,282	$254,445	$259,529	$223,719	$236,474
Commercial and industrial (1)
Pass	$135,851	$135,295	$141,020	$128,468	$124,979
Special mention	-	141	212	2,402	2,199
Substandard	3,462	3,528	4,148	4,169	4,538
Total commercial and industrial	$139,313	$138,964	$145,380	$135,039	$131,716
Marine vessels (2)
Performing	$313,230	$307,746	$312,096	$318,246	$301,327
Nonperforming	-	-	-	-	-
Total marine vessels	$313,230	$307,746	$312,096	$318,246	$301,327
Residential mortgages (2)
Performing	$202,380	$202,114	$199,601	$190,059	$185,162
Nonperforming	388	389	390	161	365
Total residential mortgages	$202,768	$202,503	$199,991	$190,220	$185,527
Cash value life insurance LOC (2)
Performing	$89,305	$86,610	$87,172	$90,115	$87,135
Nonperforming	-	-	-	-	-
Total cash value life insurance LOC	$89,305	$86,610	$87,172	$90,115	$87,135
Other consumer (2)
Performing	$23,786	$22,991	$22,829	$20,872	$21,203
Nonperforming	-	-	-	21	-
Total other consumer	$23,786	$22,991	$22,829	$20,893	$21,203
Gross loans held for investment	$1,705,370	$1,627,261	$1,617,315	$1,552,976	$1,527,199

(1) There were no commercial loans classified as doubtful.

(2) Retail loans are classified as either performing or nonperforming.

Non-GAAP Financial Measures

The measures entitled return on average tangible common equity, tangible book value per common share, tangible common equity, tangible assets, adjusted nonperforming assets to total assets, adjusted nonperforming assets, pre-tax, pre-provision net revenue ("PPNR"), tangible common equity to tangible assets and core deposits are not measures recognized under accounting principles generally accepted in the United States of America (“GAAP”) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are return on average shareholders’ equity, book value per share, total shareholders’ equity, total assets, total nonperforming assets to total assets, total nonperforming assets, net income, total common equity to total assets, and total deposits, respectively.

Management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance and prospects for future performance. While management believes that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures should be considered as additional views of the way the Company’s financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Non-GAAP Reconciliations

Tangible Book Value per Common Share / Tangible Common Equity to Tangible Assets (unaudited)					Table 10A
	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share data)	2026	2026	2025	2025	2025
Tangible Common Equity:
Total shareholders' equity	$269,703	$262,923	$259,529	$250,438	$209,365
Less: Goodwill and intangibles	(6,246)	(6,243)	(6,262)	(6,186)	(6,190)
Adjusted for: Mortgage servicing rights	1,313	1,280	1,266	1,156	1,122
Tangible Common Equity	$264,770	$257,960	$254,533	$245,408	$204,297
Common shares outstanding	12,003,040	11,985,414	11,980,412	11,978,921	10,278,921
Book value per common share	22.47	21.94	21.66	20.91	20.37
Tangible book value per common share	22.06	21.52	21.25	20.49	19.88
Tangible assets:
Total assets	$2,420,993	$2,348,547	$2,306,586	$2,255,389	$2,221,245
Less: Goodwill and intangibles	(6,246)	(6,243)	(6,262)	(6,186)	(6,190)
Adjusted for: Mortgage servicing rights	1,313	1,280	1,266	1,156	1,122
Tangible assets	$2,416,060	$2,343,584	$2,301,590	$2,250,359	$2,216,177
Tangible common equity to tangible assets	10.96%	11.01%	11.06%	10.91%	9.22%

ROATCE (unaudited)							Table 10B
	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2026	2026	2025	2025	2025	2026	2025
Net income	$7,333	$6,329	$7,136	$6,741	$5,965	$13,662	$11,015
Average shareholders' equity	266,974	264,232	256,814	246,688	205,837	265,611	202,817
Return on average shareholders' equity (1)	11.02%	9.71%	11.02%	10.84%	11.62%	10.37%	10.95%
Average Tangible Common Equity:
Average shareholders' equity	$266,974	$264,232	$256,814	$246,688	$205,837	$265,611	$202,817
Less: Average goodwill and intangibles	(6,229)	(6,270)	(6,166)	(6,176)	(6,168)	(6,250)	(6,248)
Adjusted for: Average mortgage servicing rights	1,281	1,291	1,155	1,128	1,082	1,286	1,140
Average tangible common equity	$262,026	$259,253	$251,803	$241,640	$200,751	$260,647	$197,709
Return on average tangible common (1) equity	11.23%	9.90%	11.24%	11.07%	11.92%	10.57%	11.23%

(1) Represents annualized data.

Adjusted Nonperforming Assets to Total Assets (unaudited)					Table 10C
	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2026	2026	2025	2025	2025
Total nonperforming assets	$18,322	$18,183	$18,306	$14,192	$14,704
Total assets	2,420,993	2,348,547	2,306,586	2,255,389	2,221,245
GAAP-based nonperforming assets to total assets	0.76%	0.77%	0.79%	0.63%	0.66%
Total nonperforming assets	$18,322	$18,183	$18,306	$14,192	$14,704
Adjusted for:
Guaranteed portions of nonaccrual loans	3,542	3,657	4,089	4,457	4,583
Adjusted nonperforming assets	$14,780	$14,526	$14,217	$9,735	$10,121
Total assets	$2,420,993	$2,348,547	$2,306,586	$2,255,389	$2,221,245
Adjusted nonperforming assets to total assets	0.61%	0.62%	0.62%	0.43%	0.46%

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Non-GAAP Reconciliations

PPNR (unaudited)							Table 10D
	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands)	2026	2026	2025	2025	2025	2026	2025
Net income (GAAP-based)	$7,333	$6,329	$7,136	$6,741	$5,965	$13,662	$11,015
Plus:
Income tax expense	1,502	1,956	1,598	2,040	1,064	3,458	2,606
Provision for credit losses	658	382	1,162	653	752	1,040	1,381
Pre-tax, pre-provision net revenue	$9,493	$8,667	$9,896	$9,434	$7,781	$18,160	$15,002

Core Deposits (unaudited)					Table 10E
	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2026	2026	2025	2025	2025
Total Deposits	$2,047,671	$2,057,144	$1,987,684	$1,949,672	$1,968,301
Less:
Brokered CDs	253,928	258,591	307,034	294,908	307,892
Core deposits (1)	$1,793,743	$1,798,553	$1,680,650	$1,654,764	$1,660,409

(1) The Company defines its core deposits as total deposits, less brokered certificates of deposit.